Exhibit 99.1

Heritage Insurance Initiates Quarterly Cash Dividend

Quarterly dividend of $0.05 per share to be paid on January 13, 2016

Clearwater, Fla., Dec. 17, 2015– Heritage Insurance Holdings, Inc. (NYSE: HRTG), a property and casualty insurance holding company, today announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share on the Company’s common stock. The dividend will be paid on January 13, 2016 to stockholders of record on the close of business on December 31, 2015.

Bruce Lucas, Chairman of the Board of Directors and Chief Executive Officer noted: “The initiation of a quarterly dividend demonstrates our confidence in the financial strength of our Company and the cash flow it generates. We believe our high levels of growth and cash flow from operations will allow us to continue to pursue opportunistic M&A while returning capital to stockholders. The announcement today reinforces our commitment to delivering value to stockholders while investing for future growth.”

The declaration and payment of any future dividend will be subject to the discretion of the Board of Directors and will depend on a variety of factors, including the Company’s financial condition and results of operations and contractual restrictions.

About Heritage

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company headquartered in Clearwater, Florida. Its subsidiary, Heritage Property & Casualty Insurance Company, writes over $500 million of personal and commercial residential premium through a large network of experienced agents. Heritage is led by an experienced senior management team with an average of 28 years of insurance industry experience.

Forward Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the success of the Company’s marketing initiatives, inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance and the collectability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 18, 2015. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Heritage Insurance Holdings, Inc.

Investor Contact:

Stephen Rohde, CFO

727-362-7204

srohde@heritagepci.com

Source: Heritage Insurance Holdings, Inc.